ACTEL CORPORATION Q1 2004 EARNINGS RELEASE


Contact:  Jon Anderson, Actel Corporation (650) 318-4445



For Release:  April 23, 2004 @ 1:00 P.M. PST



                       ACTEL ANNOUNCES FIRST QUARTER 2004


     Mountain View, Calif. - Actel Corporation (NASDAQ: ACTL) today announced net revenues of $42.2 million for the first quarter of 2004, up 23 percent from the first quarter of 2003 and 4 percent from the fourth quarter of 2003.



     Pro-forma net income, which excludes acquisition-related amortization and other non-operating items, was $3.2 million for the first quarter of 2004, up 251 percent from the first quarter of 2003 and 7 percent sequentially. Pro-forma earnings were $0.12 per diluted share compared with $0.04 for the first quarter of 2003 and $0.11 for the fourth quarter of 2003.



     Including all amortization and other costs in accordance with generally accepted accounting principles (GAAP), Actel reported net income of $2.5 million, or $0.09 per diluted share, for the first quarter of 2004 compared with a net income of $0.2 million, or $0.01 per share, for the first quarter of 2003 and $2.3 million, or $0.09 per diluted share, for the fourth quarter of 2003.



     Gross margin was 60.9 percent for the first  quarter of 2004  compared with
57.1 percent for the first quarter of 2003 and 62.2 percent for the fourth quarter of 2003.



     John East, president and CEO, stated "With increased bookings and design wins, we continued to gain momentum in the first quarter, which represented our sixth consecutive quarter of revenue growth."


During the first quarter, Actel:


o Announced that it has hundreds of FPGAs playing critical launch, orbiting, landing, and roving roles in the current Mars missions. The Mars
     Exploration Rovers (Spirit and Opportunity) include 56 of the Company's FPGAs.


o    Introduced   the   250,000-gate   RTAX250S,    extending   the   range   of
     space-qualified devices in the family from 250,000 to 2 million equivalent system gates.


Business Outlook - Second Quarter 2004

     The company believes that second quarter revenues will grow sequentially in mid single digit range. Gross margin is expected to be about 61%. Operating expenses are anticipated to come in at approximately $23.3 million. Other income is expected to be about $0.8 million. The tax rate for the quarter is anticipated to be about 11%. Share count is expected to be approximately 27.5 million shares.



     A conference call to discuss first quarter results will be held today at 1:30 p.m. Pacific Time. A live web cast and replay of the call will be available. Web cast and replay access information as well as financial and other statistical information can be found on Actel's web site, www.actel.com. In addition, the company expects to issue a press release providing a financial update during the second week of June.



     Actel Corporation is a supplier of innovative programmable logic solutions, including FPGAs based on antifuse and flash technologies, high-performance intellectual property (IP) cores, software development tools and design services, targeted for the high-speed communications, application-specific integrated circuit (ASIC) replacement and radiation-tolerant markets. Founded in 1985, Actel employs more than 500 people worldwide. The Company is traded on the Nasdaq National Market under the symbol ACTL and is headquartered at 2061 Stierlin Court, Mountain View, CA 94043-4655. Telephone: 888-99-ACTEL (992-2835). Internet: http://www.actel.com.



     The statements under the heading "Business Outlook - Second Quarter 2004" are forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and should be read with the "Risk Factors" in Actel's most recent Forms 10-K and 10-Q, which can be found on Actel's web site, www.actel.com. Actel's quarterly revenues and operating results are subject to a multitude of risks, including general economic conditions and a variety of risks specific to Actel or characteristic of the semiconductor industry, such as fluctuating demand, intense competition, rapid technological change and related intellectual property and international trade issues, wafer and other supply shortages, and booking and shipment uncertainties. These and the other Risk Factors make it difficult for Actel to accurately project quarterly revenues and operating results, and could cause actual results to differ materially from those projected in the forward-looking statements. Any failure to meet expectations could cause the price of Actel's stock to decline significantly.



Editor's Note: The Actel name and logo are trademarks of Actel Corporation. All other trademarks and servicemarks are the property of their respective owners.

                                ACTEL CORPORATION

                        CONSOLIDATED STATEMENTS OF INCOME
               (unaudited, in thousands except per share amounts)



                                                                                 Three Months Ended
                                                                  -----------------------------------------------
                                                                      Apr. 4,           Apr. 6,        Jan. 4,
                                                                       2004              2003           2004
                                                                  --------------    -------------   -------------
Net revenues.................................................     $      42,153     $      34,341   $      40,555
Costs and expenses:
   Cost of revenues..........................................            16,497            14,729          15,335
   Research and development..................................            10,663             9,513          10,004
   Selling, general, and
      administrative.........................................            11,811            11,032          12,091
   Amortization of acquisition-related intangibles...........               663               681             663
                                                                  --------------    -------------   -------------
         Total costs and expenses............................            39,634            35,955          38,093
                                                                  --------------    -------------   -------------
Income (loss) from operations................................             2,519            (1,614)          2,462
Interest income and other, net...............................               656               992             740
                                                                  --------------    -------------   -------------
Income (loss) before tax (benefit) provision.................             3,175              (622)          3,202
Tax (benefit) provision......................................               635              (853)            874
                                                                  --------------    -------------   -------------
Net income (loss)............................................     $       2,540     $         231   $       2,328
                                                                  ==============    =============   =============

Net income (loss) per share:
   Basic.....................................................     $        0.10     $        0.01   $        0.09
                                                                  ==============    =============   =============
   Diluted...................................................     $        0.09     $        0.01   $        0.09
                                                                  ==============    =============   =============

Shares used in computing net income (loss) per share:
   Basic.....................................................            25,620             24,338         25,339
                                                                  ==============    =============   =============
   Diluted...................................................            27,324             25,087         27,235
                                                                  ==============    =============   =============

                                ACTEL CORPORATION

                              PRO-FORMA INFORMATION
                   EXCLUDING ACQUISITION-RELATED AMORTIZATION
                                 AND OTHER ITEMS
                    (in thousands, except per share amounts)

     The following Pro-Forma supplemental information adjusts for the effect of acquisition-related amortization and other non-operating items. Not all acquisition-related amortization charges are deductible for income tax purposes. The tax implications of these items have been included in the determination of pro forma net income. This pro forma information is not prepared in accordance with generally accepted accounting principles (GAAP).


                                                                                  Three Months Ended
                                                                    ---------------------------------------------
                                                                      Apr. 4,           Apr. 6,        Jan. 4,
                                                                       2004              2003           2004
                                                                    ------------    -------------   -------------
Pro-Forma operating costs and expenses...........................   $     22,474    $     20,545    $     22,095
Pro-Forma operating income (loss)................................   $      3,182    $       (933)   $      3,125
Pro-Forma net income.............................................   $      3,203    $        912    $      2,991
Pro-Forma basic earnings per share...............................   $       0.13    $       0.04    $       0.12
Pro-Forma diluted earnings per share.............................   $       0.12    $       0.04    $       0.11



                        PRO-FORMA TO GAAP RECONCILIATION
                            (unaudited, in thousands)

                                                                                  Three Months Ended
                                                                    ---------------------------------------------
                                                                      Apr. 4,           Apr. 6,        Jan. 4,
                                                                       2004              2003           2004
                                                                    ------------    -------------   -------------
Pro-Forma net income............................................    $      3,203    $        912    $       2,991
Amortization of acquisition-related intangibles.................            (663)           (681)            (663)
                                                                    ------------    ------------    -------------
GAAP net income (loss)..........................................    $      2,540    $        231    $       2,328
                                                                    ============    ============    =============

                                ACTEL CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                            (unaudited, in thousands)


                                                                                              Apr. 4,        Jan. 4,
                                                                                               2004           2004
                                                                                           ------------  ------------
                                     ASSETS


Current assets:
   Cash and cash equivalents...........................................................    $     17,590  $     13,648
   Short-term investments..............................................................         143,646       144,765
   Accounts receivable, net............................................................          23,875        20,537
   Inventories, net....................................................................          37,171        38,664
   Deferred income taxes...............................................................          18,786        18,786
   Prepaid expenses and other current assets...........................................           4,607         3,561
                                                                                           ------------  ------------
         Total current assets..........................................................         245,675       239,961
Property and equipment, net............................................................          20,969        19,935
Goodwill, net..........................................................................          32,142        32,142
Other assets, net......................................................................          23,984        24,719
                                                                                           ------------  ------------
                                                                                           $    322,770  $    316,757
                                                                                           ============  ============



                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable....................................................................    $     10,157  $     13,140
   Accrued salaries and employee benefits..............................................           5,417         7,081
   Other accrued liabilities...........................................................           5,828         6,117
   Deferred income on shipments to distributors .......................................          26,637        22,545
                                                                                           ------------  ------------
         Total current liabilities.....................................................          48,039        48,883
Deferred compensation plan liability...................................................           2,889         2,658
Deferred rent liability................................................................             848           783
                                                                                           ------------  ------------
         Total liabilities.............................................................          51,776        52,324
Shareholders' equity...................................................................         270,994       264,433
                                                                                           ------------  ------------
                                                                                           $    322,770  $    316,757
                                                                                           ============  ============